UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 10, 2012

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-14450	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 Phillips Avenue, South Hackensack, New Jersey		07606
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (201) 641-6600

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of AEP Industries Inc. (the “Company”) on April 10, 2012, stockholders elected the three Class B director nominees to the Board to serve three-year terms, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2012, approved (on an advisory basis) the compensation of the Company’s named executive officers and approved the material terms of performance unit goals used under the 2005 Stock Option Plan for compliance with Section 162(m) of the Internal Revenue Code.

For Proposal 1, the three nominees receiving the most votes cast were elected as directors. Proposals 2, 3 and 4 required the affirmative vote of the holders of a majority of shares entitled to vote and present at the meeting. The Proposals are described in detail in the Company’s definitive proxy statement filed on February 24, 2012 with the Securities and Exchange Commission.

The results of the voting are shown below.

Proposal 1—Election of Directors

Class B Nominees	Votes For	Votes Withheld	Broker Non-Votes
Robert T. Bell	1,894,919	954,894	341,518
Paul M. Feeney	2,196,703	653,110	341,518
Frank P. Gallagher	1,921,189	928,624	341,518

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstain
3,179,446	10,535	1,350

Proposal 3—Advisory Vote on Named Executive Officer Compensation

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
2,824,638	17,140	8,035	341,518

Proposal 4—Approval of the Material Terms of Performance Unit Goals Used Under the 2005 Stock Option Plan

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
2,786,365	60,626	2,822	341,518

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

Date: April 12, 2012	By:	/s/ LINDA N. GUERRERA

Linda N. Guerrera
Vice President and Controller

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